Exhibit 10.3

SUBLEASE AGREEMENT

This is an agreement to sublet office space located at 4 700 Spring Street, Suite 304, La Mesa, California 9 I 942 according to the terms specified below.

The sublessor agrees to sublet and the subtenant agrees to take the premises described below. Both parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1. The sublessor is: BST Partners

2. The subtenant is: Regen BioPharma, Inc.

3. The term of this sublease is month to month beginning January 14, 2022.

4. The rent payable to the sublessor by the subtenant is equal to FiveThousand Dollars per month ($5,000) is to be paid in at such time specified in accordance with the original lease agreement between the sublessor and the lessor.

5. All charges for utilities connected with premises which are to be paid by the sublessor under the master lease shall be paid by the subtenant for the term of this sublease to the extent that such charges exceed the difference between the rent payable to the lessor by the sublessor under the master lease and the rent payable to the sublessor by the subtenant shall be paid by the subtenant for the term of this sublease.

6. Subtenant agrees to surrender and deliver to the sublessor the premises and all furniture and decorations within the premises in as good a condition as they were at the beginning of the term, reasonable wear and tear excepted. The subtenant will be liable to the sub lessor for any damages occurring to the premises or the contents thereof or to the building which are done by the subtenant.

7. In the event of any legal action concerning this sublease, the losing party shall pay to the prevailing party reasonable attorney's fees and court costs to be fixed by the court wherein such judgment shall be entered. The parties hereby bind themselves to this agreement by their signatures affixed below on this 13th day of January, 2022.

AGREED TO BY:

BST PARTNERS, Inc.	REGEN BIOPHARMA,INC.

By:/s/ David Koos	By:/s/ David Koos
Chairman and CEO	Chairman and CEO